                                                                   EXHIBIT 10.16

                                     FORM OF
                                CHANGE OF CONTROL
                               SEVERANCE AGREEMENT

      This Agreement (this "AGREEMENT"), dated as of June 14, 2004, is entered into by and between CHRONIMED INC., a Minnesota corporation ("COMPANY"), and ____________________ ("EMPLOYEE").

      WHEREAS, Company, as a publicly held corporation, recognizes the possibility that a Change in Control (as defined in Section 4 below) may occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of Employee in the performance of Employee's duties to the detriment of Company and its shareholders; and

      WHEREAS, Employee is willing to remain in the employ of Company upon the understanding that Company will provide income security if, in the circumstances described below, Employee ceases to be employed by Company or its successor upon or during a period of time after a Change in Control; and

      WHEREAS, it is in the best interests of Company and its shareholders to reinforce and encourage the continued attention and dedication of management personnel, including Employee, to their assigned duties without distraction.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

      1. OFFER TO BE MADE TO EMPLOYEE UPON A CHANGE OF CONTROL. In the event a Change of Control occurs or is agreed to by Company, Company or the Surviving Entity shall either (i) offer to Employee a position with Company or the Surviving Entity after the Change of Control, or (ii) advise ("TERMINATION ADVICE") Employee that there will not be a position for Employee after the Change of Control and that Employee will be terminated by a specified date. Where a position is offered to Employee, the offer (the "OFFER") shall specify
(a) the entity (the "EMPLOYER") that will employ Employee after the Change of Control, (b) the title, authority, duties and responsibilities that Employee will have, (c) the base salary, (d) the terms of any incentive compensation, bonus and stock option opportunities, (e) employee benefit plans, programs and policies then in effect which will apply to Employee and (f) the terms of the non-competition agreement, which shall terminate one year after the termination of employment with Company, the Surviving Entity and their affiliates and related entities (the "COMPANY AFFILIATES"), and confidentiality agreement to be entered into by Employee. The Offer or Termination Advice will be provided to Employee no later than thirty (30) days after the Change of Control Date, and may be provided in advance of the Change of Control Date where feasible.

      Where an Offer is extended, Employee shall have thirty (30) days to consider and discuss the Offer. Employee may accept or decline the Offer in Employee's sole discretion. If Employee declines the Offer, Employee shall be entitled to receive the Severance Benefits effective upon termination of Employee's employment with Company, the Surviving Entity and the Company Affiliates ("EMPLOYMENT TERMINATION"). If Employee accepts the Offer, Employee shall be protected under this Agreement as provided in Section 2 for a period of one year after the Change of Control.

      If Employee receives Termination Advice, Employee shall be entitled to receive the Severance Benefits effective upon Employment Termination.

      2. ONE YEAR PERIOD AFTER OFFER. If Employee accepts an Offer, then, during the one year period commencing on the date Employee begins performing services in accordance with the Offer, if (i) the Employer terminates Employee's employment without cause, (ii) Employee terminates Employee's employment for Good Reason, or (iii) Company delivers a notice of termination of this Agreement or fails to assign this Agreement to a successor employer, then Employee shall be entitled to receive the Severance Benefits.

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      "GOOD REASON" means (for purposes of this Agreement) :

      a. Action by the Employer that results in the material diminution of Employee's position, authority, duties or responsibilities as set forth in the Offer absent Employee's written consent;

      b. Employer's assignment to Employee of duties inconsistent with Employee's position as set forth in the Offer absent Employee's written consent;

      c. Reduction in Employee's salary or material reduction in Employee's bonus, long term compensation, retirement or welfare benefits as set forth in the Offer absent Employee's written consent; or

      d. Except as set forth in the Offer or agreed to in writing by Employee, Employer requiring that Employee maintain Employee's home or principal place of business outside the Minneapolis/St. Paul metropolitan area.

      3. SEVERANCE BENEFITS. In the event that Employee is entitled to severance pursuant to the foregoing provisions, then Employee shall receive (in lieu of any severance under any other plan, policy or other arrangement for the benefit of Employee or for the Employer's employees generally) the following payments and benefits (the "SEVERANCE BENEFITS") effective upon the expiration of the rescission period appearing in the Release (as described in Section 5) signed by
Employee:

      i. Employee shall receive regular pay through the date of Employment Termination (the "TERMINATION DATE"), including pro-rated bonus earned for the partial year, if any;

      ii. Employee shall receive payments equal to twelve (12) months of Employee's then current annualized salary, payable monthly, plus an amount equal to the average of any bonus or incentive compensation paid or payable to Employee for the two most recent fiscal years, payable in equal monthly installments; and

      iii.  All unvested stock options held by Employee shall immediately vest.

      Other than the Severance Benefits identified above, Company shall have no obligation past the Termination Date to provide Employee with severance payments or employee benefits except for (a) benefits generally payable to terminated employees under 401(k) plans, qualified benefit plans, and other employee benefit plans and (b) as may be mandated by state or federal benefits continuation laws.

      4. CHANGE OF CONTROL. For purposes of this Agreement, "CHANGE IN CONTROL" shall be defined as follows:

      A. When, subsequent to the effective date of this Agreement, any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
            Section 13(d) of the Securities Exchange Act, but excluding Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act, as amended from time to time), of securities of Company representing greater than 50 (fifty) percent of the combined voting power of Company's then outstanding securities; or

      B. When, subsequent to the effective date of this Agreement, the individuals who, at the beginning of such period, constitute the Board ("INCUMBENT DIRECTORS") cease for any reason other than

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            death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of this period will be deemed to have satisfied the definition of "Incumbent Director" if such director was elected by, or with the approval of, at least 60% (sixty percent) of the directors who then qualified as Incumbent Directors; or

      C. Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company or the approval by the shareholders of Company of any such transaction, whichever first occurs, or the adoption of any plan or proposal for the liquidation or dissolution of Company.

      For purposes of this Agreement, the "CHANGE OF CONTROL DATE" shall mean the first date on which an event constituting a Change of Control occurs.

      For purposes of this Agreement, the "SURVIVING ENTITY" shall mean Company or its successor, or the parent of Company or its successor if Company or its successor becomes a subsidiary of another entity as a result of a Change in Control.

      5. RELEASE OF CLAIMS. Employee acknowledges that payment of Severance Benefits under this Agreement is conditioned upon execution of a General Release in the form attached as Exhibit A before the end of the thirty (30) consecutive day period which starts on the effective date of Employee's Employment Termination. If Employee is eligible for and wishes to receive Severance Benefits, Employee shall sign said General Release after Employee's last day of employment.

      6.    NONDISCLOSURE.

      A. Introduction. Employee acknowledges and agrees that Employee has been, is and will be employed as the [___________________] of Company, serves as director, board member and/or officer of several other the Company Affiliates, and in Employee's executive role has been, is and will be privy to confidential and proprietary information relating to Company and the Company Affiliates. In light of the foregoing, Employee agrees to hold in a fiduciary capacity and keep confidential certain information relating to Company and the Company Affiliates, as set forth in this Section 6.

      B. Nondisclosure of Attorney-Client Communications and Work Product. Employee acknowledges and agrees that during the term of Employee's employment, Employee has been, is and will be exposed to or has had, has and will have access to the confidential attorney-client communications of Company and the Company Affiliates and attorney work product relating to Company and the Company Affiliates. Employee hereby agrees that he shall not directly or indirectly use or disclose any information or document conveyed to Employee in the course of his employment that is a confidential attorney client communication or is attorney work product except to the attorneys of the applicable Company or the Company Affiliates or as required by a validly issued court order.

      C. Acknowledgement of Access to Trade Secrets and Confidential Information. Employee acknowledges and agrees during his employment as the [______________] of Company and in Employee's capacity as an officer, director, and/or board member of other Company Affiliates, Employee was, is and will be intimately involved in developing business strategy and planning for Company and the Company Affiliates, and was, is and will be provided or had, has and will have access to Trade Secrets and Confidential Information of Company and the Company Affiliates, including but not limited to present and future operations of Company and the Company Affiliates, their employees, customers, distributors, and suppliers, marketing, pricing and bidding strategies, general financial information and the methods used by Company and the Company Affiliates and their respective employees. Employee acknowledges and agrees that

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            such information has been developed or obtained by Company and the
            Company Affiliates by the investment of significant time, effort and expense, and that such information is a valuable, special and unique asset of Company and the Company Affiliates which provides them with a significant competitive advantage. Employee further understands and acknowledges that such information is proprietary to Company and the Company Affiliates and that, if used, disclosed or otherwise exploited by Employee in contravention of this Agreement, would seriously, adversely and irreparably affect the business of Company and the Company Affiliates.

      D. Nondisclosure of Trade Secrets. Employee hereby agrees that Employee shall not directly or indirectly use or disclose any Trade Secret of Company or the Company Affiliates for so long as such information remains a Trade Secret. As used herein, a "TRADE SECRET" includes, but is not limited to, any technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which: (i) derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of reasonable efforts by Company or any Company Affiliate to maintain its secrecy; and (iii) is not otherwise in the public domain.

      E. Nondisclosure of Confidential Information. In addition to the foregoing, and not in limitation thereof, Employee agrees that for a period of 12 months after the Termination Date, Employee shall hold in a fiduciary capacity for the benefit of Company and each of the Company Affiliates and shall not directly or indirectly use or disclose any Confidential Information that Employee may have acquired (whether or not developed or compiled by Employee and whether or not Employee was authorized to have access to such information) during the term of, in the course of or as a result of Employee's employment by or in the performance of Employee's duties for Company or any Company Affiliate. The term "CONFIDENTIAL INFORMATION" as used in this Agreement means any secret, confidential or proprietary information of Company or any Company Affiliate not otherwise included in the definition of "TRADE SECRETS" above. The term "CONFIDENTIAL INFORMATION" does not include information that has become generally available to the public (unless Employee is aware that the information has been made public in contravention of a contractual, statutory or fiduciary duty).

      F. Remedies Not Exclusive. Employee hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information or Trade Secrets recited herein are in addition to, and not in lieu of, any rights or remedies that Company or any Company Affiliate may have available pursuant to the laws of any jurisdiction or common law or judicial precedent, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Company or any Company Affiliate of their rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that they may possess in law or equity absent this Agreement.

      G. Severability. In the event that any provision of this Section 6 should be held to be invalid or unenforceable, each and all of the other provisions of this Section 6 shall remain in full force and effect. If any provision of this Section 6 is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Section 6 to be upheld and enforced to the maximum extent permitted by law.

      7.    NONSOLICITATION.

      A. Nonsolicitation of Employees. Employee covenants and agrees that, for a period of 12 months following the Termination Date, Employee shall not solicit, or take away, or attempt to solicit or take away or hire, any person who either is an employee of Company or any Company Affiliate

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

            as of the Termination Date or who was an employee or independent contractor of Company or any Company Affiliate at any time during the six-month period immediately preceding the Termination Date, either on Employee's behalf or on behalf of any other individual or entity.

      B. Nonsolicitation of Suppliers, Customers and Business Partners. Employee covenants and agrees that, for a period of 12 months following the Termination Date, Employee shall not solicit, call upon, divert or take away, or attempt to solicit, call upon, divert or take away, for the purpose of competing with Company or any Company Affiliate, any supplier or customer of Company or any Company Affiliate with whom Employee had any contact while employed by the Company or any Company Affiliate.

      C. Equitable Relief. Employee acknowledges that the services rendered by Employee to Company and the Company Affiliates have been of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by Employee of any of the provisions contained in this Agreement shall cause Company and the Company Affiliates irreparable injury and damage. Employee further acknowledges that Employee possesses confidential and proprietary information regarding Company and the Company Affiliates and that any material breach of the provisions of this Agreement would be extremely detrimental to Company and the Company Affiliates. By reason thereof, Employee agrees that Company and the Company Affiliates shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Employee; provided, however, that no recital in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

      D. Severability. In the event that any provision of this Section 7 should be held to be invalid or unenforceable, each and all of the other provisions of this Section 7 shall remain in full force and effect. If any provision of this Section 7 is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Section 7 to be upheld and enforced to the maximum extent permitted by law.

      8. TERM. This Agreement shall commence on June 14, 2004 and, unless a Change of Control shall occur on or before June 14, 2005, shall terminate on June 14, 2005.

      9.    DISPUTE RESOLUTION. Except with respect to disputes related to
Section 6 and Section 7 of this Agreement, Company and Employee agree that prior to commencing any legal action arising out of a dispute over provisions in this Agreement, the parties shall first negotiate for a period of not less than 30 days in an effort to resolve the dispute. If these efforts are not successful, then the parties shall submit to non-binding mediation conducted by an independent third-party mediator in an effort to resolve the dispute, provided that such mediation must be completed with in 60 days after the date on which it commences. Thereafter, if the dispute remains unresolved, either party may commence legal action to resolve the dispute, it being understood that, if mutually agreed, the parties may instead elect to submit the dispute to binding arbitration.

      10. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

      If to Employee:

              _________________

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      If to Company:

            General Counsel
            Chronimed Inc.
            10900 Red Circle Drive
            Minnetonka, MN  55343

      Any notice of change of address shall only be effective, however, when received.

      11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of Company's assets and business or into which Company may be consolidated or merged, and Employee, his heirs, executors, administrators and legal representatives. Employee may assign his right to payment, but not his obligations, under this Agreement.

      12. APPLICABLE LAW. This Agreement shall be governed, enforced and construed under the laws of the State of Minnesota.

      13. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

      14. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

      15. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

      16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

CHRONIMED INC.

By _______________________________________
       Its _______________________________

EMPLOYEE

_______________________________________

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                         EXHIBIT A TO CHANGE OF CONTROL
                               SEVERANCE AGREEMENT
                         (TO BE SIGNED AFTER EMPLOYEE'S
                             LAST DAY OF EMPLOYMENT)

                                 GENERAL RELEASE

      In exchange for the Severance Benefits set forth in the Change in Control Severance Agreement I executed on _________________, 2004 ("Agreement") to which this Exhibit A is attached and with respect to which I would not otherwise be entitled I, __________________ ("Employee"), hereby enter into this General Release ("Release") as required under the terms of the Agreement:

      1. Termination of Employment. Employee's employment with Chronimed Inc. or its successor ended effective ________________.

      2. Complete Release. In return for the Severance Benefits provided for in the Agreement, Employee agrees, on behalf of Employee and Employee's heirs, spouse, representatives, administrators, and assigns, to release Chronimed Inc. and its officers, agents, directors, employees, employee benefit plans, insurers and representatives, both individually and in any representative capacity, any affiliated companies, businesses or entities, any predecessors, successors, parents, subsidiaries, divisions, and assigns, and all other persons and entities from each and every legal claim or demand of any kind that Employee ever had or might now have arising out of any action, conduct or decision taking place during Employee's employment with Chronimed Inc. or any Company Affiliates (as defined in the Agreement) or employment with any successor of Chronimed Inc. or its affiliates, or arising out of Employee's separation from employment with Chronimed Inc. or any Company Affiliates or any successor of Chronimed Inc. or its affiliates, whether or not any such claim is known to Employee at the present time.

      Employee understands that this Release is a full, final and complete settlement and release of all Employee's claims, whether known or unknown, including but not limited to any claims or rights Employee may have under the Employment Retirement Income Security Act of 1974, 29 U.S.C. Section 1001 et seq., the Minnesota Human Rights Act, Minn. Stat. Chapter 363, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Minnesota Whistleblower Act, Minn. Stat. Section 181.932, the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq., the Equal Pay Act, 29 U.S.C. Section 206 et seq., the National Labor Relations Act, 29 U.S.C. Section 1501 et seq., and any other federal, state, or local laws and regulations or any executive orders governing employment. Employee further understands that Employee is releasing any claims Employee may have, whether known or unknown, for payment of compensation of any kind, fraud or misrepresentation, breach of contract, promissory estoppel, wrongful or constructive discharge, defamation, invasion of privacy, breach of covenant of good faith and fair dealing, reprisal or retaliation, unjust enrichment, negligent hiring, supervision and retention, intentional or negligent infliction of emotional distress, and any other claims arising under the common law of any state.

      Employee also agrees that if any claim Employee releases in this Release is prosecuted by the EEOC or by any other party in Employee's name before any court or administrative agency, Employee will waive any benefits Employee may obtain through such prosecution and agrees not to take any award of money or other damages from such suit.

      Notwithstanding the foregoing, this Release does not release any rights or claims Employee may have under the Minnesota Human Rights Act or the Age Discrimination in Employment Act which arise after Employee signs this Release or which arise from acts occurring after Employee signs this Release. This Release also does not release any rights under any 401k plan, defined benefit plan, or other applicable benefit plans, any right existing by statute, contract, or corporate bylaws to defense or indemnification for liability incurred by Employee as a result of acts alleged to have been performed or not performed while Employee was employed by Chronimed Inc. or its successor, and any rights under the Agreement.

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      4. Employee's Right To Rescind Agreement. Employee understands that
Employee may rescind this Release within fifteen (15) calendar days of its execution. To be effective, the rescission must be in writing, and delivered to the General Counsel of Chronimed Inc. (or its successor, if Employee was employed by a successor of Chronimed Inc.) either by hand or mail within the 15-day period. If delivered by mail, the rescission must be (1) postmarked within the 15-day period; (2) properly addressed to said applicable General Counsel; and (3) sent by certified mail return receipt requested.

      5. Period for Review and Consideration. Employee acknowledges that Employee has been advised to obtain legal counsel before signing the Agreement and Employee is hereby advised to seek legal counsel before signing this Release. Employee also acknowledges that Employee has been given a period of at least twenty-one (21) days to review and consider this Release before signing it. Employee further understands that Employee is allowed to use as much of this period as Employee wishes prior to signing this document. Employee did not sign this document until after Employee's last day of employment with Chronimed Inc. or its successor or any Company Affiliate.

      6. Miscellaneous.

      (a) Employee warrants and represents that Employee has made no sale, assignment, or other transfer, or attempted sale, assignment, or other transfer, of any of the claims released pursuant to this Release.

      (b) Employee covenants and agrees (i) that Employee waives any reemployment rights with Chronimed Inc. or its successor or any Company Affiliate and will not apply for reemployment with Chronimed Inc. or its successor or any Company Affiliate in any capacity and (ii) that Employee shall cooperate with Chronimed Inc., any Company Affiliate and each of their respective successors and assigns in any pending or future matters, including without limitation any threatened, pending or potential litigation or dispute, governmental, regulatory or other investigation (including internal investigations), or other dispute, in which Employee, by virtue of Employee's prior employment with Chronimed Inc., any Company Affiliate or their respective successors and assigns, has relevant knowledge, information, documents, or other materials in any form or manner whatsoever; provided that (A) if anything more than ten hours of services are to be provided hereunder, Employee shall, to the extent permissible under applicable law, be paid reasonable compensation for the services that Employee provides; (B) the provision of any services by Employee shall be scheduled on a reasonable basis, giving full consideration to the requirements of any commitments Employee then has; and (C) the requirement to cooperate shall not be construed to influence any testimony that Employee may be required to give in any dispute.

      (c) If there is any claim for loss of consortium, or any other similar claim, arising out of or related to Employee's employment or separation of employment with Chronimed Inc. or its successor or any Company Affiliate, Employee will indemnify and hold Chronimed Inc. or its successor or any Company Affiliate and any other adversely affected beneficiaries of this Release ("Other Releasees") harmless from any liability, including costs and expenses (as well as reasonable attorneys' fees) incurred by Chronimed Inc. or its successor or any Company Affiliate and such Other Releasees as a result of any such claim.

      (d) Employee additionally understands and agrees that this Release is not and shall not be construed to be an admission of liability of any kind on the part of Chronimed Inc. or its successor or any Company Affiliate or any of the Other Releasees.

      (e) This Release is the complete understanding between Employee and Chronimed Inc. with respect to the subject matter of this Release and supersedes all prior agreements relating to the same subject matter. Employee has not relied upon any representations, promises, or agreements of any kind except those set forth in the Agreement in signing this Release.

      (f) In the event that any provision of this Release should be held to be invalid or unenforceable, each and all of the other provisions of this Release shall remain in full force and effect. If any provision of this Release is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Release to be

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upheld and enforced to the maximum extent permitted by law.

                                      E-9
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      7. Signature. By Employee's signature below, Employee acknowledges that
Employee has been provided full opportunity to review and reflect on the terms of this Release and to seek the advice of legal counsel of choice if Employee so chooses. Employee fully understands and accepts the terms of the Agreement, including but not limited to this Release, and Employee represents and agrees that Employee's signature is freely, voluntarily, and knowingly given.

Dated this _____ day of __________, 200_.

                          ____________________________
                             [Signature of Employee]

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